Exhibit 107

Calculation of Filing Fee Table

Form S-1/A

(Form Type)

SHUAA Partners Acquisition Corp I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant(1)	457(a)	11,500,000	$10.00	$115,000,000	0.0000927	$10,660.50
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units(2)(3)	Other(4)	11,500,000	—	—	—	—
Fees Previously Paid	Equity	Redeemable warrants included as part of the units(2)(3)	Other(4)	5,750,000	—	—	—	—
Fees Previously Paid	Equity	Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units(2)	457(g)	5,750,000	$11.50(5)	$66,125,000	0.0000927	$6,129.79
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$181,125,000		$16,790.29
	Total Fees Previously Paid							$16,790.29
	Total Fee Offsets
	Net Fee Due							$0.00

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(1)

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 750,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(3)

Number of Class A ordinary shares and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.